                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               ------------------


                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) SEPTEMBER 15, 1995


              Northland Cable Properties Four Limited Partnership
              ---------------------------------------------------
               (Exact name of registrant as specified in charter)


     STATE OF WASHINGTON              0-16064          75-1998317
----------------------------       ------------    ------------------
(State or other jurisdiction       (Commission       (IRS Employer
     of incorporation)             File Number)    Identification No.)


                      NORTHLAND COMMUNICATIONS CORPORATION
                          3600 WASHINGTON MUTUAL TOWER
                  1201 THIRD AVENUE, SEATTLE, WASHINGTON 98101
              -----------------------------------------------------
              (Address of principal executive offices and zip code)


Registrant's telephone number, including area code: (206) 621-7244


                                      N.A.
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


This filing contains ___ pages. Financial Statements/Schedules Index appears on page ____.

                                                                                  Sequentially
                                                                                     Numbered
                                                                                      Page
                                                                                  ------------
Item 7.          Financial Statements, Pro Forma
-------          -------------------------------
                 Financial Statements and Exhibits
                 ---------------------------------

         (a)     Financial Statements of SLT Cable TV, Inc.
                 ------------------------------------------
                 Hillsboro, Kaufman, New Waverly, Oak Grove
                 ------------------------------------------
                 and Waterwood Franchises
                 ------------------------

                 For Years Ended 1994, 1993 and 1992

                     Report of Independent Public Accountants                           5
                     Balance Sheet as of December 31,
                      1994 and 1993                                                     6
                     Statements of Operations for Years Ended
                      December 31, 1994, 1993 and 1992                                  7
                     Statements of Changes in Parent Company
                      Investment for Years Ended December 31,
                      1994, 1993 and 1992                                               8
                     Statements of Cash Flows for Years
                      Ended December 31, 1994, 1993 and 1992                            9
                     Notes to Financial Statements for the
                      Year Ended December 31, 1994                                     10

                 For the Six Months Ended June 30, 1995 and 1994

                     Unaudited Balance Sheet as of June 30,
                      1995 and 1994                                                    15
                     Unaudited Statements of Operations
                      for Six Months Ended June 30,
                      1995 and 1994                                                    16
                     Statements of Changes in Parent Company
                      Investment for Years Ended December 31,
                      1995 and 1994                                                    17
                     Unaudited Statements of Cash Flows
                      for the Six Months Ended June 30,
                      1995 and 1994                                                    18

         (b)     Pro Forma Financial Statements
                 ------------------------------

                 Introduction                                                          20

                 Unaudited Pro Forma Balance Sheet at
                  June 30, 1994                                                        21

                 Unaudited Pro Forma Statement of Operations
                  for the Six Months Ended June 30, 1995                         22

                 Unaudited Pro Forma Statement of Operations
                  for the Year Ended December 31, 1994                           23

                 Notes to Unaudited Financial Statements
                  for the Year Ended December 31, 1994                           24

         (c)     Exhibits
                 --------

                 Franchise Agreement with City of Oak Grove,
                 TX - Assignment and Assumption Agreement dated September 15, 1995.

                 Franchise Agreement with City of New Waverly,
                 TX - Assignment and Assumption Agreement date September 15, 1995.

SLT CABLE TV, INC. - HILLSBORO, KAUFMAN,
NEW WAVERLY, OAK GROVE AND WATERWOOD
FRANCHISES

FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
TOGETHER WITH AUDITORS' REPORT

                    Report of Independent Public Accountants


To the Shareholder of
   SLT Cable TV, Inc. - Hillsboro, Kaufman,
   New Waverly, Oak Grove and Waterwood Franchises:

We have audited the accompanying balance sheets of SLT Cable TV, Inc. - Hillsboro, Kaufman, New Waverly, Oak Grove and Waterwood Franchises (a segment of SLT Cable TV, Inc., a wholly-owned subsidiary of SLT Communications, Inc.) as of December 31, 1994 and 1993, and the related statements of operations, changes in parent company investment and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Franchises' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SLT Cable TV, Inc. - Hillsboro, Kaufman, New Waverly, Oak Grove and Waterwood Franchises as of December 31, 1994 and 1993, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.


                                                             ARTHUR ANDERSEN LLP


Little Rock, Arkansas,
   September 13, 1995.

                    SLT CABLE TV, INC. - HILLSBORO, KAUFMAN,
                NEW WAVERLY, OAK GROVE AND WATERWOOD FRANCHISES

                                 BALANCE SHEETS

                        AS OF DECEMBER 31, 1994 AND 1993

             ASSETS                                                                            1994          1993
             ------                                                                       ----------       -----------
CURRENT ASSETS:
  Cash                                                                                   $   10,142         $  201,848
  Accounts receivable, net of allowance of $985
    in 1994 and $0 in 1993                                                                   15,439             23,158
  Affiliate receivables                                                                      70,995            113,566
  Materials and supplies                                                                     18,004             26,367
  Prepaid expenses and other                                                                 14,805              5,702
                                                                                         ----------         ----------
          Total current assets                                                              129,385            370,641
                                                                                         ----------         ----------
PROPERTY AND EQUIPMENT, net                                                               2,492,980          2,620,162
                                                                                         ----------         ----------
GOODWILL, net                                                                             2,318,128          2,384,011
                                                                                         ----------         ----------
          Total assets                                                                   $4,940,493         $5,374,814
                                                                                         ==========         ==========

      LIABILITIES AND PARENT COMPANY INVESTMENT
      -----------------------------------------

CURRENT LIABILITIES:
  Current maturities of note payable                                                     $   17,842         $   16,339
  Accounts payable                                                                           73,635             52,979
  Customer deposits                                                                          14,412              7,250
  Accrued taxes, other than income taxes                                                     18,821             16,364
  Accrued interest                                                                            4,041              4,531
  Other current liabilities                                                                  15,246             37,800
                                                                                         ----------         ----------
          Total current liabilities                                                         143,997            135,263
                                                                                         ----------         ----------
NOTE PAYABLE                                                                                116,860            134,702
                                                                                         ----------         ----------
DEFERRED FEDERAL INCOME TAXES                                                               548,825            499,008
                                                                                         ----------         ----------
          Total liabilities                                                                 809,682            768,973
                                                                                         ----------         ----------
PARENT COMPANY INVESTMENT                                                                 4,130,811          4,605,841
                                                                                         ----------         ----------
          Total liabilities and parent company investment                                $4,940,493         $5,374,814
                                                                                         ==========         ==========

                 The accompanying notes to financial statements
                  are an integral part of these balance sheets.

                    SLT CABLE TV, INC. - HILLSBORO, KAUFMAN
                NEW WAVERLY, OAK GROVE AND WATERWOOD FRANCHISES

                            STATEMENTS OF OPERATIONS

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992


                                          1994               1993               1992
                                      -----------        -----------        -----------
REVENUES, net                         $   878,143        $   905,386        $   779,044
                                      -----------        -----------        -----------

EXPENSES:
  Programming                             268,676            240,014            167,571
  Operating                               406,734            381,354            354,984
  Depreciation and amortization           281,680            279,009            277,035
  General and administrative              149,924            155,954            214,700
  Taxes other than income taxes            36,572             37,193             34,765
                                      -----------        -----------        -----------
                                        1,143,586          1,093,524          1,049,055
                                      -----------        -----------        -----------

    Operating loss                       (265,443)          (188,138)          (270,011)
                                      -----------        -----------        -----------

OTHER INCOME (EXPENSE):
  Interest expense                       (146,977)          (122,137)          (172,599)
  Other income                              1,859              2,078              1,598
  Loss of disposal of assets               (9,240)              --                 --
                                      -----------        -----------        -----------
                                         (154,358)          (120,059)          (171,001)
                                      -----------        -----------        -----------

    Loss before benefit
      from income taxes                  (419,801)          (308,197)          (441,012)

INCOME TAX BENEFIT                        123,469             84,810            131,295
                                      -----------        -----------        -----------

NET LOSS                              $  (296,332)       $  (223,387)       $  (309,717)
                                      ===========        ===========        ===========

                 The accompanying notes to financial statements
                   are an integral part of these statements.

                    SLT CABLE TV, INC. - HILLSBORO, KAUFMAN,
                 NEW WAVERLY, OAK GROVE AND WATERWOOD FRANCHISES

               STATEMENTS OF CHANGES IN PARENT COMPANY INVESTMENT

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1993, AND 1992



Balance at December 31, 1991                                                                  $4,919,007

Net loss                                                                                        (309,717)

Increase in advances from parent                                                                  89,666
                                                                                              ----------

Balance at December 31, 1992                                                                   4,698,956

Net loss                                                                                        (223,387)

Increase in advances from parent                                                                 130,272
                                                                                              ----------

Balance at December 31, 1993                                                                   4,605,841

Net loss                                                                                        (296,332)

Decrease in advances from parent                                                                (178,698)
                                                                                              ----------

Balance at December 31, 1994                                                                  $4,130,811
                                                                                              ==========

                 The accompanying notes to financial statements
                    are an integral part of these statements.

                    SLT CABLE TV, INC. - HILLSBORO, KAUFMAN,
                 NEW WAVERLY, OAK GROVE AND WATERWOOD FRANCHISES

                            STATEMENTS OF CASH FLOWS

               FOR THE YEAR ENDED DECEMBER 31, 1994, 1993 AND 1992


                                                                                 1994          1993          1992
                                                                             ------------   ----------    ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                    $(296,332)    $(223,387)    $(309,717)
  Adjustments provided to reconcile net loss to
    net cash provided by operating activities:
      Depreciation and amortization                                             281,680       279,009       277,035
      Provision for deferred taxes                                               49,817        90,654       145,548
      Loss on disposal of asset                                                   9,240          -             -
      Changes in operating assets and liabilities:
        Accounts receivable, net                                                  7,719        (8,706)       39,056
        Affiliate receivables                                                    94,931      (113,556)        2,346
        Materials and supplies                                                    8,363         2,853        13,240
        Prepaid expenses and other                                               (9,103)       12,809        (4,200)
        Accounts payable and accrued expenses                                        69        33,185       (97,369)
        Customer deposits                                                         7,162           (56)        7,306
                                                                              ---------     ---------     ---------

          Net cash provided by operating
            activities                                                          153,546        72,805        73,245
                                                                              ---------     ---------     ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment, net                                      (150,215)      (28,850)     (140,935)
                                                                              ---------     ---------     ---------

          Net cash used in investing activities                                (150,215)      (28,850)     (140,935)
                                                                              ---------     ---------     ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments on note payable                                            (16,339)      (14,962)      (13,701)
  Increase (decrease) in advances from parent                                  (178,698)      130,272        89,666
                                                                              ---------     ---------     ---------

          Net cash provided by (used in) financing
            activities                                                         (195,037)      115,310        75,965
                                                                              ---------     ---------     ---------

INCREASE (DECREASE) IN CASH                                                    (191,706)      159,265         8,275

CASH, beginning of year                                                         201,848        42,583        34,308
                                                                              ---------     ---------     ---------

CASH, end of year                                                             $  10,142     $ 201,848     $  42,583
                                                                              =========     =========     =========

SUPPLEMENTAL CASH FLOW DISCLOSURES:
  Cash paid during the year for:
    Interest                                                                  $  13,724     $  14,970     $  16,373
                                                                              =========     =========     =========
    Income taxes                                                              $    -        $    -        $    -
                                                                              =========     =========     =========

                 The accompanying notes to financial statements
                    are an integral part of these statements.

                    SLT CABLE TV, INC. - HILLSBORO, KAUFMAN,
                NEW WAVERLY, OAK GROVE AND WATERWOOD FRANCHISES

                         NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 1994, 1993 AND 1992


1.     ORGANIZATION:

The accompanying financial statements include the operations of five cable television franchises located in Hillsboro, Kaufman, New Waverly, Oak Grove and Waterwood, Texas, collectively referred to as the Franchises. The Franchises are a segment of SLT Cable TV, Inc. ("SLT Cable"), a wholly-owned subsidiary of SLT Communications, Inc. ("SLTCI"). SLTCI became a wholly-owned subsidiary of ALLTEL Corporation ("ALLTEL") on December 31, 1992 through a merger agreement which provided for the exchange of all of SLTCI's common and preferred stock for common stock of ALLTEL. SLT Cable has nonexclusive franchises to operate the cable systems for periods which will expire at various dates between 1998 and 2009.

SLT Cable acquired all of the assets of the Franchises on separate dates in 1990. The acquisitions were accounted for using the purchase method. Accordingly, the purchase price was allocated to the assets acquired based on their estimated fair values at the date of acquisition. The excess of the purchase price over the estimated fair value of the assets acquired has been recorded as goodwill in the accompanying financial statements.

SLT Cable also owns other cable franchises. The financial records of its cable franchises are not maintained on a segregated basis. Accordingly, working capital items other than cash and accrued interest and operating expenses, other than programming expenses, could not be separately identified for the Franchises. Such items in the accompanying financial statements reflect allocations of the total balances based on the ratio of subscribers of the Franchises to total subscribers of SLT Cable.

SLT Cable is regulated pursuant to the "Cable Television Consumer Protection and Competition Act of 1992" which was enacted on April 3, 1993. The City of Hillsboro, Texas is the only franchise authority within SLT Cable's service territory which obtained certification from the Federal Communications Commission to regulate basic cable service.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Depreciation

Depreciation of property and equipment is provided using the straight-line method over the following estimated service lives.

          Buildings                                                 15 years
          Distribution plant                                        20 years
          Other equipment                                         5-10 years

Revenue Recognition

The Franchises recognize revenue in the month service is provided to customers.

Parent Company Investment

Parent company investment consists of the initial capitalization of the Franchises, advances made to the Franchises by SLTCI and/or ALLTEL and the cumulative net losses incurred by the Franchises.

The Franchises are charged interest on the advances outstanding.   The interest
rates charged at December 31, 1994, 1993 and 1992 were 6%, 3.25% and 6%, respectively. Advances from SLTCI and/or ALLTEL were $2,693,900 and $2,925,048 at December 31, 1994 and 1993, respectively and are included in parent company investment in the accompanying balance sheets.

Income Taxes

The Franchises adopted Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes" on January 1, 1992. The adoption of SFAS No. 109 did not have a material effect on the Franchises financial position or results of operations.

Under SFAS No. 109, deferred income taxes are provided based upon the estimated future tax effects of temporary differences between financial statement carrying amounts and the tax bases of existing assets and liabilities.
Deferred tax balances are adjusted to reflect tax rates, based on enacted tax laws, that will be in effect in the years in which the temporary differences are expected to reverse.

3.     PROPERTY AND EQUIPMENT:

Property and equipment consisted of the following at December 31, 1994 and 1993:

                                                                              1994             1993
                                                                           ----------       ----------
          Land                                                             $   10,500       $   10,500
          Buildings                                                            50,315           31,455
          Distribution plant                                                2,635,743        2,624,226
          Other equipment                                                     723,138          715,299
                                                                           ----------       ----------
                                                                            3,419,696        3,381,480
          Less accumulated depreciation                                       926,716          761,318
                                                                           ----------       ----------

                                                                           $2,492,980       $2,620,162
                                                                           ==========       ==========

Replacements, renewals and improvements are capitalized. Maintenance and repairs are charged to expense as incurred.

4.     GOODWILL:

Goodwill, recorded in connection with the purchase of the cable systems comprising the Franchises, is amortized using the straight-line method over 40 years. Goodwill, net, consisted of the following at December 31, 1994 and 1993:

                                                                              1994             1993
                                                                           ----------       ----------
          Goodwill                                                         $2,635,297       $2,635,297
          Accumulated amortization                                           (317,169)        (251,286)
                                                                           ----------       ----------
                                                                           $2,318,128       $2,384,011
                                                                           ==========       ==========

5.     NOTE PAYABLE:

The Franchises have a note payable to a previous owner of one of the cable system franchises. The note is payable in semi-annual installments of $14,786, including interest, through 2000. The note bears interest at an annual rate of 9%. The balance outstanding at December 31, 1994 matures as follows:

                 1995                                                $17,842
                 1996                                                 19,484
                 1997                                                 21,277
                 1998                                                 23,235
                 1999                                                 25,373
                 Thereafter                                           27,491

6.     INCOME TAXES:

Federal income tax expense (benefit) was as follows:

                                                                     1994            1993        1992
                                                                  ---------       ---------    ---------
          Current                                                 $(173,286)      $(175,464)   $(276,843)
          Deferred                                                   49,817          90,654      145,548
                                                                  ---------       ---------    ---------
                                                                  $(123,469)      $ (84,810)   $(131,295)
                                                                  =========       =========    =========

The provision for deferred Federal income tax expense is a result of the use of an accelerated method of depreciation for tax reporting purposes. The effective federal income tax benefit of 29.4%, 27.5% and 29.7% for the years ended December 31, 1994, 1993 and 1992, respectively, differs from the federal income tax statutory rate of 35% as a result of the amortization of goodwill which is not deductible for tax purposes. Deferred federal income taxes of $548,825 at December 31, 1994 and $499,008 at December 31, 1993 result from accelerated depreciation of property and equipment for tax purposes.

The Franchises do not file a federal income tax return but are included in the consolidated return of ALLTEL. The Franchises are not subject to state income taxes. Pursuant to a tax sharing agreement with ALLTEL, the Franchises recognize a benefit for tax losses incurred.

7.     RETIREMENT PLANS:

Effective January 1, 1993, the Franchises began participation in the ALLTEL trusteed, noncontributory, defined benefit pension plan which provides retirement benefits for all eligible employees of the Franchises. Pension benefits are based on an employee's years of service and compensation.
ALLTEL's funding policy for the defined benefit contributions is to satisfy the funding requirements of the Employees' Retirement Income Security Act of 1974 ("ERISA").

As of December 31, 1994, the fair value of ALLTEL plan assets available for plan benefits exceeded the projected benefit obligation. Total ALLTEL pension expense (credit) was $2,225,000 in 1994 and ($3,892,000) in 1993, of which the Franchises share was $5,819 and $7,400 for 1994 and 1993, respectively.

Actuarial assumptions used to calculate the projected benefit obligation were 9% and 8.5% for the investment earnings rate, 5% for future compensation level increases and 8.5% and 7.5% for the settlement rate for 1994 and 1993, respectively.

Effective January 1, 1993 the Franchises also began participation in the ALLTEL noncontributory defined contribution plan. This plan is in the form of a profit sharing arrangement for all eligible employees, except bargaining unit employees. Effective with this plan, there was a reduction in future service benefits earned by eligible employees under the defined benefit pension plan.

The amount of profit sharing contributions to the plan is determined annually by ALLTEL's and subsidiaries' Board of Directors. ALLTEL's profit sharing expense amounted to $26,351,000 and $22,717,000, of which the Franchises share was $6,459 and $7,910 for 1994 and 1993, respectively.

Prior to January 1, 1993, the Franchises participated in the SLT
Communications, Inc. Retirement Plan, a noncontributory, defined benefit pension plan. Pension benefits were based on an employees' years of service and compensation. Total SLTCI pension expense for 1992 was $418,248 of which the Franchises share was $7,847.

8.     POSTRETIREMENT BENEFITS OTHER THAN PENSIONS:

ALLTEL provides postretirement healthcare and life insurance benefits for eligible employees. The healthcare benefit is based on comprehensive hospital, medical and surgical benefit provisions, while the life insurance is based on annual earnings at the time of retirement. The employees share in the cost of these benefits. ALLTEL is not currently funding these plans. On January 1, 1993, ALLTEL adopted SFAS No. 106 "Employers' Accounting for Post Retirement Benefits other than Pensions." The adoption of SFAS No. 106 did not have a material effect on the Franchises financial position or results of operations. Total ALLTEL postretirement expense was $4,121,000 in 1994 and $4,460,000 in 1993, of which the Franchises share was $1,078 for 1994 and $3,220 for 1993.

Actuarial assumptions used to calculate the accumulated postretirement benefit obligation were 8.5% for the weighted average discount rate in 1994 and 7.5% for 1993, and the healthcare cost trend rate was 11% in 1994 and 12% for 1993, decreasing on a graduated basis to an ultimate rate of 6% in the year 2000.

9.     RELATED PARTY TRANSACTIONS:

All accounting and assistance in financial matters and a major portion of management, marketing, public relations, engineering and other services are provided at cost to SLT Cable by ALLTEL and its subsidiary, ALLTEL Service Corporation. Charges are calculated on a basis consistent with that used in calculating the charges made for similar services rendered by ALLTEL to its other subsidiaries. Charges to the Franchises for these services were $149,924 in 1994, $155,954 in 1993 and $214,700 in 1992.

In 1993, SLT Cable began to provide certain administrative services, primarily payroll processing, to an affiliate at cost. Outstanding billings pursuant to this arrangement were $70,995 and $113,566 at December 31, 1994 and 1993, respectively, and are reflected as affiliate receivables in the accompanying balance sheets.

10.    COMMITMENTS AND CONTINGENCIES:

The Franchises have lease obligations to unrelated parties under noncancelable leases expiring on various dates through December 1997, primarily for land and building sites. The future minimum rentals for the years subsequent to December 31, 1994 are as follows:

                 1995                                             $8,700
                 1996                                              7,200
                 1997                                              7,200

11.    SUBSEQUENT EVENTS:

During August, 1995, ALLTEL entered into an agreement to sell substantially all of the assets of SLT Cable, including the Franchises. Also in August 1995, SLT Cable received an advance from ALLTEL which was used to retire all of SLT Cable's debt, including the Franchises note payable discussed in Note 5.

                    SLT CABLE TV, INC. - HILLSBORO, KAUFMAN,
                NEW WAVERLY, OAK GROVE AND WATERWOOD FRANCHISES

                                 BALANCE SHEETS

                          AS OF JUNE 30, 1995 AND 1994

                                  (Unaudited)

             ASSETS                                                                              1995                       1994
             ------                                                                           ----------                 ----------
CURRENT ASSETS:
  Cash                                                                                        $   40,301                 $    7,229
  Accounts receivable, net of allowance of $0
    in 1995 and $1,649 in 1994                                                                    47,154                     18,099
  Affiliate receivables                                                                           66,713                    123,080
  Materials and supplies                                                                          15,135                     17,004
  Prepaid expenses and other                                                                       8,630                     13,656
                                                                                              ----------                 ----------
          Total current assets                                                                   177,933                    179,068
                                                                                              ----------                 ----------

PROPERTY AND EQUIPMENT, net                                                                    2,399,303                  2,535,330
                                                                                              ----------                 ----------

GOODWILL, net                                                                                  2,285,187                  2,351,070
                                                                                              ----------                 ----------

          Total assets                                                                        $4,862,423                 $5,065,468
                                                                                              ==========                 ==========

      LIABILITIES AND PARENT COMPANY INVESTMENT (Unaudited)
      -----------------------------------------------------

CURRENT LIABILITIES:
  Current maturities note payable                                                             $   18,645                 $   17,074
  Accounts payable                                                                                23,967                     41,315
  Customer deposits                                                                               20,599                      8,286
  Accrued taxes, other than income taxes                                                          12,821                     11,445
  Accrued interest                                                                                 2,335                      4,291
  Other current liabilities                                                                        8,847                      4,138
                                                                                              ----------                 ----------
          Total current liabilities                                                               87,214                     86,549
                                                                                              ----------                 ----------

NOTE PAYABLE                                                                                     107,332                    125,977
                                                                                              ----------                 ----------

DEFERRED FEDERAL INCOME TAXES                                                                    570,653                    525,058
                                                                                              ----------                 ----------

          Total liabilities                                                                      765,199                    737,584
                                                                                              ----------                 ----------

PARENT COMPANY INVESTMENT                                                                      4,097,224                  4,327,884
                                                                                              ----------                 ----------

          Total liabilities and parent company investment                                     $4,862,423                 $5,065,468
                                                                                              ==========                 ==========

                    SLT CABLE TV, INC. - HILLSBORO, KAUFMAN,
                NEW WAVERLY, OAK GROVE AND WATERWOOD FRANCHISES

                            STATEMENTS OF OPERATIONS

                FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND 1994

                                  (Unaudited)


                                                            1995                       1994
                                                         ----------                 ----------
REVENUES, net                                            $  461,984                 $  458,969
                                                         ----------                 ----------

EXPENSES:
  Programming                                                93,873                    141,224
  Operating                                                 226,018                    203,355
  Depreciation and amortization                             139,639                    140,080
  General and administrative                                 85,040                     66,837
  Taxes other than income taxes                              15,286                     17,905
                                                         ----------                 ----------
                                                            559,856                    569,401
                                                         ----------                 ----------
    Operating loss                                          (97,872)                  (110,432)
                                                         ----------                 ----------

OTHER INCOME (EXPENSE):
  Interest expense                                         (117,256)                   (61,863)
  Other                                                      (6,043)                       923
                                                         ----------                 ----------
                                                           (123,299)                   (60,940)
                                                         ----------                 ----------
    Loss before benefit
      from income taxes                                    (221,171)                  (171,372)

INCOME TAX BENEFIT                                           65,679                     48,451
                                                         ----------                 ----------

NET LOSS                                                  $(155,492)                 $(122,921)
                                                          =========                  =========

                    SLT CABLE TV, INC. - HILLSBORO, KAUFMAN,
                NEW WAVERLY, OAK GROVE AND WATERWOOD FRANCHISES

               STATEMENTS OF CHANGES IN PARENT COMPANY INVESTMENT

                FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND 1994

                                  (Unaudited)


Balance at December 31, 1994                                        $4,130,811

Net loss                                                              (155,492)

Increase in advances from parent                                       121,905
                                                                    ----------

Balance at June 30, 1995                                            $4,097,224
                                                                    ==========


Balance at December 31, 1993                                        $4,605,841

Net loss                                                              (122,921)

Decrease in advances from parent                                      (155,036)
                                                                    ----------

Balance at June 30, 1994                                            $4,327,884
                                                                    ==========

                    SLT CABLE TV, INC. - HILLSBORO, KAUFMAN,
                NEW WAVERLY, OAK GROVE AND WATERWOOD FRANCHISES

                            STATEMENTS OF CASH FLOWS

                FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND 1994

                                  (Unaudited)


                                                                   1995        1994
                                                                ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                      $(155,492)   $(122,921)
  Adjustments provided to reconcile net loss to
    net cash used in operating activities:
      Depreciation and amortization                               139,639      140,080
      Provision for deferred taxes                                 21,828       26,050
      Changes in operating assets and liabilities:
        Accounts receivable, net                                  (31,715)       5,059
        Affiliate receivables                                       4,282       (9,514)
        Materials and supplies                                      2,869        9,363
        Prepaid expenses and other                                  6,175       (7,954)
        Accounts payable and accrued expenses                     (63,773)     (50,485)
        Customer deposits                                           6,187        1,036
                                                                ---------    ---------
          Net cash used in operating
            activities                                            (70,000)      (9,286)
                                                                ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment, net                         (13,021)     (22,307)
                                                                ---------    ---------

          Net cash used in investing activities                   (13,021)     (22,307)
                                                                ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments on note payable                               (8,725)      (7,990)
  Increase (decrease) in Parent Company Investment                121,905     (155,036)
                                                                ---------    ---------

          Net cash provided by (used in) financing activities     113,180     (163,026)
                                                                ---------    ---------

INCREASE (DECREASE) IN CASH                                        30,159     (194,619)

CASH, beginning of period                                          10,142      201,848
                                                                ---------    ---------

CASH, end of period                                             $  40,301    $   7,229
                                                                =========    =========

Supplemental Cash Flow Disclosures:
  Cash paid during the year for:
    Interest                                                    $   6,324    $   7,037
                                                                =========    =========
    Income Taxes                                                $    -       $    -
                                                                =========    =========

               NORTHLAND CABLE PROPERTIES FOUR LIMITED PARTNERSHIP

                         PRO FORMA FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                  JUNE 30, 1995
                     (PREPARED BY MANAGING GENERAL PARTNER)

              NORTHLAND CABLE PROPERTIES FOUR LIMITED PARTNERSHIP

                         PRO FORMA FINANCIAL STATEMENTS
                                  (UNAUDITED)
                                 JUNE 30, 1995
                     (PREPARED BY MANAGING GENERAL PARTNER)



         The accompanying unaudited pro forma financial statements for the year ended December 31, 1994 and six months ended June 30, 1995, have been prepared to present the effect of the purchase by Northland Cable Properties Four Limited Partnership ("the Partnership") of substantially all of the operating assets and franchises of SLT Cable TV, Inc., Hillsboro, Kaufman, New Waverly, Oak Grove and Waterwood Franchises.

         The pro forma statements reflect the acquisition as of June 30, 1995 for balance sheet purposes and as if such acquisition had occurred on January 1, 1994 for income statement purposes.

         The pro forma financial statements have been prepared by the Managing General Partner of the Partnership based upon the historical financial statements of the Partnership and SLT Cable TV, Inc, Hillsboro, Kaufman, New Waverly, Oak Grove and Waterwood Franchises. Pro forma adjustments are described in the accompanying notes. The Pro Forma Statements of Operations may not be indicative of the results of operations that actually would have occurred if the transactions had been in effect as of the beginning of the respective periods nor do they purport to indicate the results of future operations of the Partnership. The pro forma financial statements should be read in conjunction with the audited and unaudited financial statements and notes thereto of Northland Cable Properties Four Limited Partnership, as previously reported in the Partnership's Form 10-K for the year ended December 31, 1994 and Form 10-Q for the three and six months ended June 30, 1995, and SLT Cable TV, Inc., Hillsboro, Kaufman, New Waverly, Oak Grove and Waterwood Franchises included elsewhere in this Form 8-K/A.

              NORTHLAND CABLE PROPERTIES FOUR LIMITED PARTNERSHIP
                                 BALANCE SHEET
                                  (UNAUDITED)
                                 JUNE 30, 1995
                     (PREPARED BY MANAGING GENERAL PARTNER)


                                                              As reported                               After purchase
                                             --------------------------------------------------------------------------------
                                              SLT Cable TV,
                                              Inc. - Hillsboro,
                                              Kaufman, New
                                              Waverly, Oak       Northland
                                               Grove and           Cable
                                               Waterwood         Properties                        Pro Forma       Pro Forma
                                               Franchises           Four           Total          Adjustments      Combined
                                             --------------------------------------------------------------------------------
ASSETS:
  Cash and cash equivalents                   $   40,301       $   263,665     $   303,966     $   (19,702)(1b)   $   769,023
                                                                                                   484,759 (1c)

  Accounts receivable                             47,154           144,428         191,582          (9,414)(1b)       182,168

  Property and equipment, net                  2,399,303         3,343,645       5,742,948         654,222 (1a)     6,397,170

  Intangible assets                            2,285,187           349,358       2,634,545       1,400,989 (1a)     1,800,347
                                                                                                (2,285,187)(1b)
                                                                                                    50,000 (1c)

  Other assets                                    90,478            88,519         178,997         (90,478)(1b)        88,519
                                              -------------------------------------------------------------------------------
                                              $4,862,423       $ 4,189,615       9,052,038     $   185,189        $ 9,237,227
                                              ===============================================================================

LIABILITIES:
  Accounts payable and accrued expenses       $   66,615       $   553,052     $   619,667     $   (66,615)(1b)   $   482,688
                                                                                                   (70,364)(1c)
  Due to managing general partner and
  affiliates                                         -              88,496          88,496                             88,496

  Converter deposits                              20,599            32,507          53,106                             53,106

  Subscriber prepayments                             -              55,725          55,725                             55,725

  Notes payable                                  107,332         9,194,878       9,302,210        (107,332)(1b)           -
                                                                                                (9,194,878)(1c)

  Note payable to seller                                                               -           265,359 (1c)       265,359

  Note payable to bank                                                                 -        14,026,896 (1c)    14,026,896

Accumulated deferred federal income taxes        570,653               -           570,653        (570,653)(1b)           -
                                              -------------------------------------------------------------------------------
                                                 765,199         9,924,658      10,689,857       4,282,413         14,972,270
                                              -------------------------------------------------------------------------------

PARTNERS' CAPITAL (DEFICIT)                    4,097,224        (5,735,043)     (1,637,819)     (4,097,224)(1b)    (5,735,043)
                                              -------------------------------------------------------------------------------
                                              $4,862,423       $ 4,189,615     $ 9,052,038     $   185,189        $ 9,237,227
                                              ===============================================================================

                  See notes to pro forma financial statements

               NORTHLAND CABLE PROPERTIES FOUR LIMITED PARTNERSHIP
                        PRO FORMA STATEMENT OF OPERATIONS
                                   (UNAUDITED)
                         SIX MONTHS ENDED JUNE 30, 1995
                     (PREPARED BY MANAGING GENERAL PARTNER)


                                                                    As reported                              After purchase
                                                       ---------------------------------------------------------------------------
                                                       SLT Cable TV,
                                                       Inc. - Hillsboro,
                                                         Kaufman, New
                                                         Waverly, Oak       Northland
                                                          Grove and           Cable
                                                          Waterwood        Properties                  Pro Forma        Pro Forma
                                                          Franchises          Four        Total       Adjustments       Combined
                                                       ---------------------------------------------------------------------------
SERVICE AND CONNECTION FEES                               $ 461,984        $2,989,066   $3,451,050                     $3,451,050

OPERATING EXPENSES                                          420,217         1,741,316    2,161,533       27,719 (2)     2,189,252

DEPRECIATION AND AMORTIZATION                               139,639           709,390      849,029       90,565 (1d)      939,594
                                                       ---------------------------------------------------------------------------

  Income (Loss) from Operations                             (97,872)          538,360      440,488     (118,284)          322,204

NONOPERATING INCOME (EXPENSE)                                (6,043)           (1,846       (7,889)       6,043 (1b)       (1,846)

INTEREST EXPENSE                                            117,256           365,087      482,343     (117,256)(1b)      773,255
                                                                                                        408,168 (1e)
                                                       ---------------------------------------------------------------------------

  Net Income (Loss) before benefit for income taxes        (221,171)          171,427      (49,744)    (403,153)         (452,897)

BENEFIT FOR INCOME TAXES                                     65,679               -         65,679      (65,679)(1b)          -
                                                       ---------------------------------------------------------------------------

  Net Income (Loss)                                       $(155,492)       $  171,427   $   15,935    $(468,832)        $(452,897)
                                                       ===========================================================================


                   See notes to pro forma financial statements

               NORTHLAND CABLE PROPERTIES FOUR LIMITED PARTNERSHIP
                        PRO FORMA STATEMENT OF OPERATIONS
                                   (UNAUDITED)
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                     (PREPARED BY MANAGING GENERAL PARTNER)


                                                                          As reported                          After purchase
                                                     ----------------------------------------------------------------------------
                                                     SLT Cable TV,
                                                     Inc. - Hillsboro,
                                                      Kaufman, New
                                                      Waverly, Oak        Northland
                                                       Grove and           Cable
                                                       Waterwood         Properties                     Pro Forma       Pro Forma
                                                       Franchises           Four            Total       Adjustments      Combined
                                                     ----------------------------------------------------------------------------
SERVICE AND CONNECTION FEES                              $ 878,143        $5,657,619     $6,535,762                     6,535,762

OPERATING EXPENSES                                         861,906         3,437,320      4,299,226       52,689 (2)    4,351,915

DEPRECIATION AND AMORTIZATION                              281,680         1,653,369      1,935,049      178,727 (1d)   2,113,776
                                                     ----------------------------------------------------------------------------

  Income (Loss) from Operations                           (265,443)          566,930        301,487     (231,416)          70,071

NONOPERATING INCOME (EXPENSE)                               (7,381)          (34,260)       (41,641)       7,381 (1b)     (34,260)

INTEREST EXPENSE                                           146,977           601,948        748,925     (146,977)(1b)   1,300,346
                                                                                                         698,398 (1e)
                                                     ----------------------------------------------------------------------------

  Net Income (Loss) before benefit for income taxes       (419,801)          (69,278)      (489,079)    (775,456)      (1,264,535)

BENEFIT FOR INCOME TAXES                                   123,469               -          123,469     (123,469)(1b)         -
                                                     ----------------------------------------------------------------------------

  Net Income (Loss)                                      $(296,332)       $  (69,278)    $ (365,610)   $(898,925)      (1,264,535)
                                                     ============================================================================


                  See notes to pro forma financial statements

              NORTHLAND CABLE PROPERTIES FOUR LIMITED PARTNERSHIP
                    NOTES TO PRO FORMA FINANCIAL STATEMENTS
                                  (UNAUDITED)
                                 JUNE 30, 1995


1. The pro forma financial statements show the adjustments for the acquisition of substantially all of the operating assets and franchises (which occurred on September 15, 1995) of SLT Cable TV, Inc. The adjustments reflect the acquisition as of June 30, 1995 for balance sheet purposes and as if such acquisition had occurred on January 1, 1994 for income statement purposes. The sources of funds for this acquisition are assumed to consist of bank debt and an unsecured noninterest bearing note payable to the Seller. The pro forma adjustments for the above transaction are as follows:

         (a) To record the net increase in property and equipment, which includes an adjustment for excluded assets from the purchase of the system:

                 Purchase price                                $4,492,254
                 Less - book value of assets recorded
                      on SLT Cable TV, Inc., Hillsboro,
                      Kaufman, New Waverly, Oak Grove and
                      Waterwood Franchises                     (2,437,043)
                 Franchise Cost                                (1,400,989)
                                                               -----------

                 Net Increase to Property and Equipment        $  654,222
                                                               ===========

         (b) To eliminate nonassumed assets and liabilities of SLT Cable TV, Inc., Hillsboro, Kaufman, New Waverly, Oak Grove and Waterwood Franchises.

         (c) To record the financing of the acquisition of SLT Cable TV, Inc., Hillsboro, Kaufman, New Waverly, Oak Grove and Waterwood Franchises and refinance of the Partnership's existing debt.

                 Bank Debt                                     $14,026,896
                 Seller Note                                       265,359
                 Repayment of Existing
                   Bank Debt                                    (9,194,878)
                 Accrued Interest                                  (70,364)
                 Loan Fees                                         (50,000)
                 Purchase Price                                 (4,492,254)
                                                                -----------
                 Cash Provided                                 $   484,759
                                                                  =========

         (d) To eliminate depreciation and amortization of the systems and record depreciation and amortization of cable television property and equipment and franchises in accordance with the Managing General Partner's policies.

         (e) To record interest expense for the new debt associated with the acquisition. The interest rate on the debt is assumed at the bank's prime rate (varies from 6.75% to 9.00%) plus 1.75% per annum. No draws are assumed during the revolving credit period. For purposes of the interest expense calculation, an additional $500,000 borrowing on the Partnership's credit facility was assumed to occur 210 days after the acquisition, to repay the seller note.


2. To record the Partnership Management Fee payable to the Managing General Partner (Northland Communications Corporation) of 6% of Gross Revenues.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

               NORTHLAND CABLE PROPERTIES FOUR LIMITED PARTNERSHIP

                         BY:  Northland Communications Corporation
                              Managing General Partner

Dated:                   BY:  /s/GARY S. JONES
      ----------------           ---------------------------------
                                 Gary S. Jones
                                 (Vice President)

                                INDEX TO EXHIBITS


Exhibit
Number                         Description
-----------------------------------------------------------
10.42                  Franchise Agreement with City of
                       Oak Grove, TX - Assignment and
                       Assumption dated September 15, 1995.

10.43                  Franchise Agreement with City of
                       New Waverly, TX - Assignment and
                       Assumption dated September 15, 1995.